EXHIBIT 11

                           TITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
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                                                            THREE MONTHS ENDED MARCH 31,
                                                             1995                  1996
                                                    ------------------   -------------------
NET LOSS                                                  $ (2,739,935)        $ (3,424,769)

DEEMED DIVIDEND UPON CONVERSION OF PREFERRED STOCK                   -           (5,431,871)

NET LOSS APPLICABLE TO COMMON STOCK                         (2,739,935)          (8,856,640)
                                                    ==================   ===================

WEIGHTED AVERAGE SHARES OF
     COMMON STOCK OUTSTANDING                                1,408,519             8,824,159
SHARES RELATED TO STAFF ACCOUNTING
     BULLETIN TOPIC 4D:
          STOCK OPTIONS AND WARRANTS                           897,836                     -
SHARES USED IN COMPUTING NET LOSS PER SHARE                  2,306,355             8,824,159
                                                    ==================   ===================
NET LOSS PER SHARE                                            $ (1.19)              $ (1.00)
                                                    ==================   ===================

PRO FORMA

NET LOSS APPLICABLE TO COMMON STOCK                       $ (2,739,935)        $ (8,856,640)
                                                    ==================   ===================

CALCULATION OF SHARES OUTSTANDING FOR
     COMPUTING PRO FORMA NET LOSS PER SHARE:
     SHARES USED IN COMPUTING NET LOSS PER SHARE             2,306,355             8,824,159
     ADJUSTED TO REFLECT THE EFFECT OF THE
          assumed conversion of preferred stock              4,922,183             9,916,250
                                                    ------------------   -------------------
SHARES USED IN COMPUTING PRO FORMA NET
     LOSS PER SHARE                                          7,229,183             9,916,250
                                                    ==================   ===================
PRO FORMA NET LOSS PER SHARE                                  $ (0.38)              $ (0.89)
                                                    ==================   ===================

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